UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2025

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 Marine Parkway, Suite 400

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accelerated Share Repurchase

On November 10, 2025, Soleno Therapeutics, Inc. (the “Company”) entered into a confirmation and a supplemental confirmation (together, the “ASR Agreement”) of an accelerated share repurchase transaction with Jefferies LLC (the “Dealer”). Under the ASR Agreement, the Company shall repurchase an aggregate of $100.0 million of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

Under the terms of the ASR Agreement, the Company will pre-pay to the Dealer the $100.0 million purchase price for the shares and the Company will receive from the Dealer an aggregate initial share delivery of 1,511,553 shares of Common Stock, with the remaining shares of Common Stock, if any, expected to be delivered by the end of the Company’s first fiscal quarter of 2026. The specific number of shares of Common Stock that the Company will ultimately repurchase under the ASR Agreement will be determined based on the volume-weighted average price of the Common Stock during the term of the transaction, less an agreed discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement. At settlement, under certain circumstances, the Dealer may be required to deliver additional shares of Common Stock, or under certain circumstances, the Company may be required either to deliver shares of Common Stock or to make a cash payment to the Dealer. The terms of the ASR Agreement are subject to adjustment if the Company were to enter into, or announce, certain types of transactions or to take certain corporate actions.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchases, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of such shares, the Dealer’s right under certain conditions to accelerate the termination date of the transaction, the circumstances under which the Dealer is permitted to make adjustments to valuation and calculation periods and various acknowledgments, representations and warranties made by the Company, on the one hand, and the Dealer, on the other hand, to one another.

The above description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the ASR Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to Oxford Loan Facility

On November 10, 2025, in connection with entering into the ASR Agreement, the Company and its wholly-owned subsidiary, Essentialis, Inc., a Delaware corporation (“Essentialis, and together with the Company, the “Borrowers”), Oxford Finance LLC, as collateral agent (“Agent”), and the lenders party thereto (collectively, the “Lenders”), entered into a first amendment (the “First Amendment”) to Loan Agreement which amends that certain Loan and Security Agreement, dated as of December 17, 2024 (as amended, the “Loan Agreement”), by and among the Borrowers, Agent and the Lenders from time to time party thereto.

The First Amendment amends the Loan Agreement to, among other things, (i) permit the ASR Agreement described above, and (ii) modify the availability of the previously committed $25.0 million Term C Loans and $25.0 million Term D Loans (each as defined in the Loan Agreement) such that the Lenders are no longer obligated to fund such Term C Loans or Term D Loans. After giving effect to the First Amendment, the remaining $100.0 million of loans under the Loan Agreement is uncommitted and may be made available only upon the mutual agreement of the Company and the Lenders.

All other material terms and conditions of the Loan Agreement remain unchanged and in full force and effect.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the First Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01	Other Events.

On November 11, 2025, the Company announced that its Board of Directors has authorized and approved an accelerated share repurchase transaction for up to $100.0 million of Common Stock pursuant to the ASR Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of ASR Agreement

10.2	First Amendment to Loan and Security Agreement, dated as of November 10, 2025, by and among the Company, Essentialis, Inc., Oxford Finance LLC, as collateral agent, and the Lenders party thereto.

99.1	Press Release, dated November 11, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLENO THERAPEUTICS, INC.

November 12, 2025	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer

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